Exhibit 10.11

JAZZ PHARMACEUTICALS, INC.

AMENDMENT TO STOCK RESTRICTION AGREEMENT

THIS AMENDMENT TO STOCK RESTRICTION AGREEMENT (the “Amendment”) is entered into as of October 30, 2003, by and between Jazz Pharmaceuticals, Inc., a California corporation (the “Company”), and Bruce C. Cozadd (the “Founder”).

RECITALS

A. The Company and the Founder entered into a Stock Restriction Agreement dated April 30, 2003 (the “Restriction Agreement”) in order to provide the Company with certain rights to repurchase shares of the Company’s Common Stock held by the Founder.

B. On the date hereof, the Founder purchased from another shareholder of the Company 660,000 shares of the Company’s Common Stock, subject to the Company’s right of repurchase.

C. The Company and the Founder wish to enter into this Amendment so that the increase in the number of shares now held by the Founder is reflected in the Restriction Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Amendment to the Definition of “Shares”. The definition of “Shares” as set forth in Recital A of the Restriction Agreement is hereby amended to mean 1,320,000 shares of the Company’s Common Stock held by the Founder.

2. Effectiveness; Continuity of Terms. This Amendment shall be effective when executed by the Company and the Founder. All the other terms and provisions of the Restriction Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original and which together will constitute one in the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Stock Restriction Agreement as of the date first above written.

Company:	JAZZ PHARMACEUTICALS, INC.
a California corporation

	By:	/s/ Samuel R. Saks
Samuel R. Saks, President

Founder:		/s/ Bruce C. Cozadd
Bruce C. Cozadd